EX-99.B-77I(b)


                             W&R TARGET FUNDS, INC.


SUB-ITEM 77I(b):    Terms of new or amended securities:

1.  Dividend Income Portfolio

Goals
Dividend Income Portfolio seeks to provide income and long-term capital growth.

Principal Strategies
Dividend Income Portfolio seeks to achieve its goals by investing primarily in dividend-paying common stocks that WRIMCO believes also demonstrate favorable prospects for long-term capital growth. Although the Portfolio invests
primarily in large companies, it may invest in companies of any size.   The
Portfolio invests primarily in domestic securities but may also invest up to 25% of its total assets in foreign securities.

WRIMCO attempts to select securities by considering a company's ability to sustain, and potentially increase, its dividend payments. It also typically considers other factors, which may include the company's:

.. established operating history
.. competitive dividend yields
.. profitability record
.. history of improving sales and profits
.. management
.. leadership position in its industry
.. stock price value

Generally, in determining whether to sell a security, WRIMCO considers many factors, including: changes in economic or market factors in general or with respect to a particular industry, changes in the market trends or other factors affecting an individual security, and changes in the relative market performance or appreciation possibilities offered by individual securities. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Portfolio
A variety of factors can affect the investment performance of Dividend Income Portfolio. These include:

.. the mix of securities in the Portfolio's holdings, particularly the relative weightings in, and exposure to, different sectors of the economy
.. adverse stock and bond market conditions, sometimes in response to general economic or industry news, that may cause the prices of the Portfolio's holdings to fall as part of a broad market decline
.. the earnings performance, credit quality and other conditions of the companies whose securities the Portfolio holds
.. WRIMCO's skill in evaluating and selecting securities for the Portfolio

Market risk for small to medium sized companies may be greater than the market risk for large companies. Smaller companies are more likely to have limited financial resources and inexperienced management. As well, stocks of smaller companies, and growth stocks in general, may experience volatile trading and price fluctuations.

An investment in foreign securities presents additional risks such as currency fluctuations and political or economic conditions affecting the foreign country.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment. An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

For more information about the Portfolio's principal investment strategies and risks, please see "Additional Information About Principal Investment Strategies and Risks."

Who May Want to Invest
Dividend Income Portfolio is designed for investors seeking income and long-term capital growth through a portfolio of primarily dividend-paying common stocks. You should consider whether the Portfolio fits your particular investment objectives.

FEES AND EXPENSES
The following table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. The table and the example below do not reflect any fees and expenses imposed under the Policies through which this Portfolio is offered. See the Prospectus for the particular Policy for a description of those fees and expenses.


Shareholder Fees

(fees paid directly from your                      N/A
investment)



Annual Portfolio Operating Expenses

(expenses that are deducted from
Portfolio assets)
               1
Management Fees                                   0.70%

Distribution and Service (12b-1) Fees             0.25%

Other Expenses                                    0.17%

Total Annual Portfolio Operating                  1.12%
Expenses

1
 The expense shown for Management Fees reflects the maximum annual fee payable; however, WRIMCO has voluntarily agreed to waive its investment management fee on any day if the Portfolio's net assets are less than $25 million, subject to WRIMCO's right to change or terminate this waiver.

2.  International II Portfolio

Goal
International II Portfolio seeks long-term capital growth.

Principal Strategy
International II Portfolio seeks to achieve its goal by investing primarily in equity securities of small, mid and largely capitalized foreign companies and governmental agencies. The Portfolio primarily invests in common stock but may also invest in foreign investment-grade debt securities.

In selecting equity securities for the Portfolio, Templeton Investment Counsel, LLC, the Portfolio's investment sub-advisor, performs a bottom-up company-by-company analysis, rather than focusing on a specific industry or economic sector. The sub-advisor concentrates on the market price of a company relative to its view regarding the company's long-term earnings potential. The sub-advisor typically also considers a company's historical value measures, including price/earnings ratios, profit margins and liquidation value.

Generally, in determining whether to sell a security, the sub-advisor uses the same type of analysis that it uses in buying securities. For example, the sub-advisor may sell a security if it determines that the issuer's growth and/or profitability characteristics are deteriorating or the issuer no longer maintains a competitive advantage, more attractive investment opportunities arise, or to raise cash.

Principal Risks of Investing in the Portfolio
A variety of factors can affect the investment performance of International II Portfolio. These include:

.. changes in foreign exchange rates, which may affect the value of the securities the Portfolio holds
.. the earnings performance, credit quality and other conditions of the companies whose securities the Portfolio holds
.. adverse stock and bond market conditions, sometimes in response to general economic or industry news, that may cause the prices of the Portfolio's holdings to fall as part of a broad market decline
.. the sub-advisor's skill in evaluating and selecting securities for the Portfolio

Investing in foreign securities presents additional risks, such as currency fluctuations and political or economic conditions affecting the foreign country. Accounting and disclosure standards differ from country to country, which makes obtaining reliable research information more difficult. There is the possibility that, due to certain international monetary or political conditions, the Portfolio's assets may be more volatile than other investment choices.

Market risk for small or medium sized companies may be greater than that for large companies. For example, smaller companies may have limited financial resources, limited product lines or inexperienced management.

As with any mutual fund, the value of the Portfolio's shares will change and you could lose money on your investment. An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

For more information about the Portfolio's principal investment strategies and risks, please see "Additional Information About Principal Investment Strategies and Risks."

Who May Want to Invest
International II Portfolio is designed for investors seeking long-term capital growth by investing primarily in securities issued by foreign companies. You should consider whether the Portfolio fits your particular investment objectives.

FEES AND EXPENSES
The following table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. The table and the example below do not reflect any fees and expenses imposed under the Policies through which this Portfolio is offered. See the Prospectus for the particular Policy for a description of those fees and expenses.


Shareholder Fees

(fees paid directly from your                      N/A
investment)


Annual Portfolio Operating Expenses

(expenses that are deducted from
Portfolio assets)

Management Fees                                   0.85%

Distribution and Service (12b-1) Fees             0.25%
              1
Other Expenses                                    0.11%

Total Annual Portfolio Operating                  1.21%
Expenses

1
 Expenses are based on amounts incurred by the Advantus predecessor fund during its last fiscal year, but have been restated to reflect current contractual arrangements.

3.  Micro Cap Growth Portfolio

Goal
Micro Cap Growth Portfolio seeks long-term capital appreciation.

Principal Strategy
Micro Cap Growth Portfolio seeks to achieve its goal by investing primarily in equity securities of domestic companies whose market capitalizations are within the range of capitalizations of companies included in the Russell 2000R Growth Index (micro cap companies) at the time of purchase. The Portfolio primarily invests in common stock but may also invest in preferred stock and securities convertible into equity securities.

In selecting equity securities for the Portfolio, Wall Street Associates, the Portfolio's investment sub-advisor, seeks to invest in securities of companies that it believes show sustainable earnings growth potential and improving profitability.

Generally, in determining whether to sell a security, the sub-advisor uses the same type of analysis that it uses in buying securities. For example, the sub-advisor may sell a security if it determines that the issuer's growth and/or profitability characteristics are deteriorating or the issuer no longer maintains a competitive advantage, more attractive investment opportunities arise, or to raise cash.

Principal Risks of Investing in the Portfolio
A variety of factors can affect the investment performance of Micro Cap Growth Portfolio. These include:

.. potentially greater price volatility of the equity securities of micro cap companies held by the Portfolio
.. adverse stock and bond market conditions, sometimes in response to general economic or industry news, that may cause the prices of the Portfolio's holdings to fall as part of a broad market decline
.. the earnings performance, credit quality and other conditions of the companies whose securities the Portfolio holds
.. the mix of securities in the Portfolio, particularly the relative weightings in, and exposure to, different sectors and industries
.. the impact of the Portfolio's investments in initial public offerings (IPOs) .. the sub-advisor's skill in evaluating and selecting securities for the
  Portfolio

Market risk for small-sized companies may be greater than that for medium or large companies due to, among other factors, such companies' small size, limited product lines, limited access to financing sources and limited management depth. Stocks of smaller companies, as well as stocks of companies with high-growth expectations reflected in their stock price, may experience volatile trading and price fluctuations.

As with any mutual fund, the value of the Portfolio's shares will change and you could lose money on your investment. An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

For more information about the Portfolio's principal investment strategies and risks, please see "Additional Information About Principal Investment Strategies and Risks."

Who May Want to Invest
Micro Cap Growth Portfolio is designed for investors seeking long-term capital appreciation from investments in faster-growing companies. You should consider whether the Portfolio fits your particular investment objectives.


Fees and Expenses
The following table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. The table and the example below do not reflect any fees and expenses imposed under the Policies through which this Portfolio is offered. See the Prospectus for the particular Policy for a description of those fees and expenses.


Shareholder Fees

(fees paid directly from your                      N/A
investment)



Annual Portfolio Operating Expenses

(expenses that are deducted from
Portfolio assets)

Management Fees                                   0.95%

Distribution and Service (12b-1) Fees             0.25%
              1
Other Expenses                                    0.19%

Total Annual Portfolio Operating                  1.39%
Expenses

1
 Expenses are based on amounts incurred by the Advantus predecessor fund during its last fiscal year, but have been restated to reflect current contractual arrangements.


4.  Mortgage Securities Portfolio

Goal
Mortgage Securities Portfolio seeks a high level of current income consistent with prudent investment risk.

Principal Strategy
Mortgage Securities Portfolio invests primarily in mortgage-related securities, typically investment-grade securities representing interests in pools of mortgage loans. In addition, the Portfolio may invest in a variety of other mortgage-related securities including collateralized mortgage obligations (CMOs) and stripped mortgage-backed securities. In selecting securities for investment by the Portfolio, the Portfolio's investment sub-advisor, Advantus Capital

Management, Inc. (Advantus Capital), considers factors such as prepayment risk,

liquidity, credit quality and the type of loan and collateral underlying the security, as well as trends in economic conditions, interest rates and the mortgage market. The Portfolio expects that under normal circumstances the effective duration of its portfolio will range from one to seven years.

Principal Risks of Investing in the Portfolio
A variety of factors can affect the investment performance of Mortgage Securities Portfolio. These include:
.. securities selected for the Portfolio may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Portfolio
.. the performance, credit quality and other conditions of the companies whose securities the Portfolio holds
.. an issuer of a mortgage-backed security or other fixed income obligation may not make payments on the security when due
.. rising interest rates could cause property owners to prepay their mortgages more slowly than expected, resulting in slower prepayments of mortgage-backed securities
.. a decrease in interest rates, which may cause prepayment of higher-yielding bonds held by the Portfolio, which in turn may result in the Portfolio's reinvestment of the proceeds in other securities with generally lower interest rates; and thus, a decrease in the Portfolio's income
.. the value of a mortgage-backed security or other fixed income obligation may decline due to changes in market interest rates
.. mortgage-related securities purchased by the Portfolio, including restricted securities determined by the sub-advisor to be liquid at the time of purchase, may prove to be illiquid or otherwise subject to reduced liquidity due to changes in market conditions or quality ratings, or to errors in judgment by the sub-advisor
.. adverse bond and stock market conditions, sometimes in response to general economic or industry news, that may cause the prices of the Portfolio's holdings to fall as part of a broad market decline

Because the Portfolio concentrates its investments in the mortgage and mortgage-finance industry, the Portfolio's performance may be more susceptible to a single economic, regulatory or technological occurrence than an investment portfolio that does not concentrate its investments in a single industry.

As with any mutual fund, the value of the Portfolio's shares will change and you could lose money on your investment. An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

For more information about the Portfolio's principal investment strategies and risks, please see "Additional Information About Principal Investment Strategies and Risks."

Who May Want to Invest
Mortgage Securities Portfolio seeks to achieve its investment objective over longer rather than shorter periods of time, and is designed for investors seeking long-term focus. You should consider whether the Portfolio fits your particular investment objectives.


Fees and Expenses
The following table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. The table and the example below do not reflect any fees and expenses imposed under the Policies through which this Portfolio is offered. See the Prospectus for the particular Policy for a description of those fees and expenses.

Shareholder Fees

(fees paid directly from your                      N/A
investment)



Annual Portfolio Operating Expenses

(expenses that are deducted from
Portfolio assets)

Management Fees                                   0.50%

Distribution and Service (12b-1) Fees             0.25%

Other Expenses                                    0.09%

Total Annual Portfolio Operating                  0.84%
Expenses



5.  Real Estate Securities Portfolio

Goal
Real Estate Securities Portfolio seeks total return through a combination of capital appreciation and current income.

Principal Strategy
Real Estate Securities Portfolio invests its assets primarily in real estate securities and real estate-related securities. "Real estate securities" include securities issued by issuers that receive at least 50% of their gross revenue from the construction, ownership, management, financing or sale of residential, commercial or industrial real estate. "Real estate-related securities" include securities issued by companies primarily engaged in businesses that sell or offer products or services that are closely related to the real estate industry.

Most of the Portfolio's real estate securities portfolio will consist of securities issued by Real Estate Investment Trusts (REITs) that are listed on a securities exchange or traded over-the-counter. A REIT is a corporation or trust that invests in fee or leasehold ownership of real estate, mortgages or shares issued by other REITs. In selecting securities for investment by the Portfolio, factors such as an issuer's financial condition, financial performance, quality of management, policies and strategies, real estate properties and competitive market condition are considered by the Portfolio's investment sub-advisor, Advantus Capital. The Portfolio then invests in those issuers which Advantus Capital determines have potential for long-term sustainable growth in earnings.

Principal Risks of Investing in the Portfolio
A variety of factors can affect the investment performance of Real Estate Securities Portfolio. These include:

.. securities selected for the Portfolio may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Portfolio
.. the value of the Portfolio's investments may decrease due to a variety of factors related to the construction, development, ownership, financing, repair or servicing, or other events affecting the value of real estate, buildings or other real estate fixtures
.. the value of the Portfolio's securities issued by REITs (as discussed in "Additional Information about Principal Investment Strategies and Risks" below) may be adversely affected by changes in the value of the underlying property

.. adverse stock and bond market conditions, sometimes in response to general economic or industry news, that may cause the prices of the Portfolio's holdings to fall as part of a broad market decline

Because the Portfolio concentrates its investments in the real estate and real estate-related industries, the Portfolio's performance may be more susceptible to a single economic, regulatory or technological occurrence than an investment portfolio that does not concentrate its investments in a single industry.

As with any mutual fund, the value of the Portfolio's shares will change and you could lose money on your investment. An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

For more information about the Portfolio's principal investment strategies and risks, please see "Additional Information About Principal Investment Strategies and Risks."

Who May Want to Invest
Real Estate Securities Portfolio seeks to achieve its investment objective over longer rather than shorter periods of time, and is designed for investors seeking long-term focus. You should consider whether the Portfolio fits your particular investment objectives.


Fees and Expenses
The following table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. The table and the example below do not reflect any fees and expenses imposed under the Policies through which this Portfolio is offered. See the Prospectus for the particular Policy for a description of those fees and expenses.


Shareholder Fees

(fees paid directly from your                      N/A
investment)



Annual Portfolio Operating Expenses

(expenses that are deducted from
Portfolio assets)

Management Fees                                   0.90%

Distribution and Service (12b-1) Fees             0.25%

Other Expenses                                    0.09%

Total Annual Portfolio Operating                  1.24%
Expenses



6.  Small Cap Value Portfolio

Goal
Small Cap Value Portfolio seeks long-term accumulation of capital.

Principal Strategy
Small Cap Value Portfolio seeks to achieve its goal by investing primarily in various types of equity securities of domestic and foreign companies with small market capitalizations. Although a universal definition of small capitalization companies does not exist, the Portfolio generally defines small capitalization companies as those whose market capitalizations are within the range of capitalizations of companies in the Russell 2000R Value Index (small cap companies). These equity securities will consist primarily of common stocks but may also include preferred stock and securities convertible into equity securities.

The Portfolio's purchase of equity securities may include common stocks that are part of initial public offerings. In selecting equity securities for the Portfolio, State Street Research & Management Company (State Street Research), the Portfolio's investment sub-advisor, searches for those companies that appear to be undervalued or trading below their true worth and examines such features as the company's financial condition, business prospects, competitive position and business strategy. The sub-advisor looks for companies that appear likely to come back into favor with investors, for reasons that may include, for example, good prospective earnings, strong management teams or new products or services. The Portfolio may also invest in other securities, such as large cap stocks or growth stocks.

The Portfolio will typically sell a stock when it reaches an acceptable price, its fundamental factors have changed or it has performed below the sub-advisor's expectations. The sub-advisor may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Portfolio
A variety of factors can affect the investment performance of Small Cap Value Portfolio. These include:

.. potentially greater price volatility of the equity securities of small companies held by the Portfolio
.. adverse stock and bond market conditions, sometimes in response to general economic or industry news, that may cause the prices of the Portfolio's holdings to fall as part of a broad market decline
.. the earnings performance, credit quality and other conditions of the companies whose securities the Portfolio holds
.. the mix of securities in the Portfolio, particularly the relative weightings in, and exposure to, different sectors and industries
.. the impact of the Portfolio's investments in initial public offerings (IPOs) .. the sub-advisor's skill in evaluating and selecting securities for the
  Portfolio

Market risk for small-sized companies may be greater than that for medium or large companies due to, among other factors, such companies' small size, limited product lines, limited access to financing sources and limited management depth. Stocks of smaller companies, as well as stocks of companies with high-growth expectations reflected in their stock price, may experience volatile trading and price fluctuations.

As with any mutual fund, the value of the Portfolio's shares will change and you could lose money on your investment. An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

For more information about the Portfolio's principal investment strategies and risks, please see "Additional Information About Principal Investment Strategies and Risks."

Who May Want to Invest
Small Cap Value Portfolio is designed for investors seeking long-term accumulation of capital. You should consider whether the Portfolio fits your particular investment objectives.


Fees and Expenses
The following table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. The table and the example below do not reflect any fees and expenses imposed under the Policies through which this Portfolio is offered. See the Prospectus for the particular Policy for a description of those fees and expenses.


Shareholder Fees

(fees paid directly from your                      N/A
investment)



Annual Portfolio Operating Expenses

(expenses that are deducted from
Portfolio assets)

Management Fees                                   0.85%

Distribution and Service (12b-1) Fees             0.25%
              1
Other Expenses                                    0.20%

Total Annual Portfolio Operating                  1.30%
Expenses

1
 Expenses are based on amounts incurred by the Advantus predecessor fund during its last fiscal year, but have been restated to reflect current contractual arrangements.